UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Williams Center, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 918/573-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At meetings held on November 19, 2008 and November 20, 2008, the Compensation Committee and the Board of Directors of The Williams Companies, Inc. (the “Company”), as appropriate, approved the (i) The Williams Companies, Inc. Amended and Restated Change In Control Severance Agreement (Tier I Executives) (the “A&R CIC Agreement”), (ii) The Williams Companies Amended and Restated Retirement Restoration Plan, effective January 1, 2005 (the “2005 Restatement”), and (iii) The Williams Companies Amended and Restated Retirement Restoration Plan, effective January 1, 2008 (the “2008 Restatement” and together with the 2005 Restatement, the “Restoration Plan”), in order to: (i) implement changes required to comply with section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”); (ii) clarify certain terms of the prior agreement and plans; (iii) modify and simplify certain change in control provisions; (iv) address certain housekeeping items, e.g., to eliminate outdated provisions where necessary; and (v) make provisions internally consistent. Certain of these amendments are further described below.
     The amendments to the A&R CIC Agreement relate primarily to compliance with Section 409A, including conforming the definitions of key terms, imposing a six-month delay upon certain distributions, and specifying the time and form of payment for certain benefits. The modifications generally do not change the level of severance benefits payable, but changes were made to address the Company’s defined benefit plan’s shift to a cash balance structure and to remove any provisions addressing payment of deferred compensation under the Restoration Plan. The amendments also provide that outstanding equity awards will be treated in accordance with underlying award agreements and plans. In certain instances, this modification may narrow the circumstances under which vesting of outstanding equity awards is accelerated. The modifications to the A&R CIC Agreement also remove all provisions that result in varying treatment in the event an executive’s employment is terminated following a “change in control” transaction that also is a “merger of equals” (as defined under the prior agreement).
     As with the A&R CIC Agreement, amendments to the Restoration Plan relate primarily to compliance with Section 409A. The amendments (i) grandfather benefits vested under the Restoration Plan as of December 31, 2004; (ii) impose at least a six-month delay upon non-409A grandfathered distributions and (iii) specify the time and form of payment of benefits upon certain events. The amendments also provide that all benefits will be paid in a single lump sum and that, subject to Section 409A, the Restoration Plan will terminate upon a “change in control” (as defined under Section 409A) and all benefits will be distributed.
     The above description is a brief summary and is qualified in its entirety by reference to the A&R CIC Agreement, the 2005 Restatement and the 2008 Restatement, which will be filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2008 on or before March 2, 2009.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: November 21, 2008	/s/ La Fleur C. Browne
	Name:	La Fleur C. Browne
	Title:	Corporate Secretary

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